IMPORTANT NOTICE
PLEASE READ IMMEDIATELY


                  CAPITAL CASH MANAGEMENT TRUST
      380 Madison Avenue, Suite 2300, New York, N.Y. 10017

                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                        on June 26, 1996

TO SHAREHOLDERS OF THE TRUST:

     The purpose of this Notice is to advise you that an Annual
Meeting of the Shareholders of Capital Cash Management Trust (the
"Trust") will be held

Place:    (a)  at the offices of the Trust,
               380 Madison Avenue, Suite 2300, New York, NY 10017

Time:     (b)  on June 26, 1996 at 10:00 a.m. local time;

Purposes: (c)  for the following purposes:

               (i) to elect six Trustees; each Trustee elected will hold office until the next annual meeting of the Trust's shareholders or until his or her successor is duly elected;

               (ii) to ratify (that is, to approve) or reject the selection of KPMG Peat Marwick LLP as the Trust's independent auditors for the fiscal year ending
               June 30, 1996 (Proposal No. 1); and


PLEASE NOTE:
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY AND TO DATE, SIGN AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. TO AVOID UNNECESSARY EXPENSE TO THE TRUST, YOUR COOPERATION IS REQUESTED IN MAILING IN YOUR PROXY NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.

               (iii)  to act upon any other matters which may
               properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.

Who Can
Vote What
Shares:   (d)  To vote at the Meeting, you must have been a
               shareholder on the Trust's records at the close of business on May 9, 1996 (the "record date"). Also, the number of shares held by you according to such records at the close of business on the record date determines the number of shares you may vote at the Meeting (or any adjourned meeting or meetings).


                         By Order of the Board of Trustees


                         EDWARD M. W. HINES
                         Secretary


May 24, 1996







                              (ii)

                  CAPITAL CASH MANAGEMENT TRUST

    380 Madison Avenue, Suite 2300, New York, New York 10017

                         PROXY STATEMENT

                          INTRODUCTION


     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of an Annual Meeting of the Shareholders of Capital Cash Management Trust (the "Trust"). The purpose of this Proxy Statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     This Notice and Proxy Statement are first being mailed on or about May 24, 1996.

     A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT WILL BE SENT TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO THE TRUST'S DISTRIBUTOR, AQUILA DISTRIBUTORS, INC., 380 MADISON AVENUE, SUITE 2300, NEW YORK, NY 10017 OR BY CALLING 800-288-7496 TOLL-FREE OR 212-697-6666.

     The Trust's investment adviser is STCM Management Company, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017. The Trust's administrator (the "Administrator") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Trust calls these persons the "proxy holders." As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card or by merely signing and returning your proxy card with no instructions. Or, you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee, by striking a line through the nominee's name on the proxy card.

     As to the other matter listed on the proxy card, you may direct the proxy holders to vote your shares on that proposal by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on that proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on the proposal, the proxy holders will vote your shares for the proposal.

     You may end the power of the proxy holders to vote your shares after you have signed and returned your proxy card and before the power is used by (i) so notifying the Trust in writing; (ii) signing a new and different proxy card (if the Trust receives it before the old one is used); or (iii) voting your shares in person or by your duly appointed agent at the meeting. Brokers' shares held by them in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     The Trust is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Annual Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Trust pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Trust's shares so that these owners may authorize the voting of these shares. The Trust will pay these firms for their out-of-pocket expenses for doing so.

     On the record date, the total number of shares outstanding for the Trust was 1,813,441. Of the shares of the Trust outstanding on the record date, William J. and Margaret M. Boyle (JTWROS) held of record and beneficially 97,896 shares (5.4%) and Capt. Raymond W. Clarke and Beverly A. Clarke (JTWROS) held of record and beneficially 140,760 shares (7.8%). The Trustees and Officers of the Trust, individually described below, as a group held 456,902 shares (25.2%). The Trust's management is not aware of any other person beneficially owning more than 5% of its outstanding shares as of such date.

                      ELECTION OF TRUSTEES

     At the Meeting, six Trustees are to be elected. Whenever it is stated in this Proxy Statement that a matter is to be acted on at the Meeting, this means the Meeting held at the scheduled time or any adjourned meeting or meetings.

     Each Trustee elected will serve until the next annual meeting or until his or her successor is duly elected. The nominees selected by the Trustees are named in the table below. See
"Introduction" above for information as to how you can instruct the proxy holders as to the voting of your shares as to the election of Trustees.

     Each of the nominees is presently a Trustee, and was previously elected by the shareholders at the annual meeting of the Trust held on June 23, 1995. Each of the nominees is presently a Trustee and has been such since the beginning of operations of the Trust in November 1976, except that Mr. Clinton became a Trustee in 1979 and Mrs. Mills became a Trustee in 1987. Mr. Herrmann is an interested person of the Trust as that term is defined in the Investment Company Act of 1940 (the "1940 Act") as an officer of the Trust and a Director, officer and sole shareholder of the Distributor; he is so designated by an asterisk.

     Described in the following material are the name, positions with the Trust, age as of May 9, 1996 and business experience during at least the past five years (other than with the Trust) of each nominee and all officers of the Trust.

Lacy B. Herrmann*, President and Chairman of the Board of Trustees,
Age: 66, Shares owned: 363,512 (See below for detail.)

Founder, President and Chairman of the Board of Aquila Management Corporation since 1984, the sponsoring organization and Administrator and/or Sub-Adviser to the following open-end investment companies, and Founder, Chairman of the Board of Trustees, and President of each: Pacific Capital Cash Assets Trust since 1984; Churchill Cash Reserves Trust since 1985; Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Pacific Capital Tax-Free Cash Assets Trust since 1988; each of which is a money market fund, and together with this Trust are called the Aquila Money-Market Funds; and Hawaiian Tax-Free Trust since 1984; Tax-Free Trust of Arizona since 1986; Tax-Free Trust of Oregon since 1986; Tax-Free Fund of Colorado since 1987; Churchill Tax-Free Fund of Kentucky since 1987; Tax-Free Fund For Utah since 1992; and Narragansett Insured Tax-Free Income Fund since 1992; each of which is a tax-free municipal bond fund, and an equity fund, Aquila Rocky Mountain Equity Fund since 1993, all of which are called the Aquila Bond and Equity Funds; Vice President, Director, Secretary and formerly Treasurer of Aquila Distributors, Inc. since 1981, distributor of the above funds; Officer and Trustee/Director of CCMT predecessors since 1974; Trustee of Prime Cash Fund since 1982 and of Short-Term Asset Reserves 1982-1996; President and a Director of STCM Management Company, Inc., sponsor and sub-adviser to CCMT; Chairman, President, and a Director since 1984, of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves, and Founder and Chairman of several other money market funds; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, The Saratoga Advantage Trust, and of the Rochester Group of Funds, each of which is an open-end investment company; Trustee of Brown University since 1990; actively involved for many years in leadership roles with university, school and charitable organizations.

Theodore T. Mason, Vice Chairman of the Board of Trustees and
Trustee, Age: 60, Shares owned: 1,141 (Held jointly with his wife.)

Managing Director of EastWind Power Partners, Ltd. since 1994; Director of Cogeneration Development of Willamette Industries, Inc., a forest products company, 1991-1993; Vice President of Corporate Development of Penntech Papers, Inc., 1978-1991; Vice President of Capital Projects for the same company, 1977-1978;
Vice President, 1976-1981, and formerly Director of its predecessor; Director of STCM Management Company, Inc.; Vice Chairman of the Board of Trustees and Trustee of Prime Cash Fund since 1982; Trustee of Short Term Asset Reserves, 1984-1986 and 1989-1996, of Hawaiian Tax-Free Trust and Pacific Capital Cash Assets Trust since 1984, of Churchill Cash Reserves Trust since 1985, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Churchill Tax-Free Fund of Kentucky since 1992; Vice President and Trustee of Oxford Cash Management Fund, 1983-1989; Vice President of Trinity Liquid Assets Trust, 1983-1985; President and Director of Ted Mason Venture Associates, Inc., a venture capital consulting firm, 1972-1980; Advisor to the Commander, U.S. Maritime Defense Zone Atlantic, 1984-1988; National Vice President, Surface/Subsurface, Naval Reserve Association, 1985-1987; National Vice President, Budget and Finance, for the same Association, 1983-1985; Commanding Officer of four Naval Reserve Units, 1974-1985; Captain, USNR, 1978-1988.

Paul Y. Clinton, Trustee, Age: 65, Shares owned: None

Principal of Clinton Management Associates, a financial and venture capital consulting firm; formerly Director of External Affairs of Kravco Corporation, a national real estate owner and developer, 1984-1995; formerly President of Essex Management Corporation, a management and financial consulting company, 1979-1983; Trustee of Short Term Asset Reserves, 1984-1996, of Prime Cash Fund since 1993 and of Narragansett Insured Tax-Free Income Fund since 1996; general partner of Capital Growth Fund, a venture capital partnership, 1979-1982; President of Geneve Corp., a venture capital fund, 1970-1978; formerly Chairman of Woodland Capital Corp., a small business investment company; formerly Vice President, W.R. Grace & Co; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, and of the Rochester Group of Funds, each of which is an open-end investment company.

Robert L. Krakoff, Trustee, Age: 61, Shares owned: 766 (Held by his wife.)

Chairman and Chief Executive Officer of Cahners Publishing Company since 1991; President of Cahners Publishing Company 1989-1991; Executive Vice President of that company, 1985-1989; President of Cahners Exposition Group, a division of that company, 1979-1985; Vice President of that company, 1973-1985; Trustee of Narragansett Insured Tax-Free Income Fund since 1992; Director of Centennial Capital Special Fund, Inc. until 1979; Trustee of Trinity Liquid Assets Trust, 1982-1991; Director of Reed Elsevier International PLC (an international publishing firm) since 1990.

Anne J. Mills, Trustee, Age: 57, Shares owned: None

Vice President for Business Affairs of Ottawa University since 1992; Director of Customer Fulfillment, U.S. Marketing and Services Group, IBM Corporation, 1990-1991; Director of Business Requirements of that Group, 1988-1990; Director of Phase Management of that Group, 1985-1988; Budget Review Officer of the American Baptist Churches/USA since 1994; Director of the American Baptist Foundation since 1985; Trustee of Brown University; Trustee of Churchill Cash Reserves Trust since 1985, of Tax-Free Trust of Arizona since 1986, of Churchill Tax-Free Fund of Kentucky and Tax-Free Fund of Colorado since 1987 and of Tax-Free Fund For Utah since 1994.

Cornelius T. Ryan, Trustee, Age: 64, Shares owned: 1,877

General Partner of Oxford Partners, a group of investment venture capital partnerships; General Partner of Oxford Bioscience Partners, and President of Oxford Venture Corporation, an affiliated administrative company, since 1980; Trustee of Prime Cash Fund since 1983; President of AMR International, Inc., a management training and publishing company, 1978-1980; Director of Schuster Fund, Inc., 1972-1980; Director of Partners Fund, Inc. since 1980; President of GTE New Ventures Corporation, 1974-1978; Vice President, Business Development, of GTE Corporation, 1974-1978; President and a founder of Randolph Computer Corporation, 1965-1974; Director of various series of Neuberger & Berman Equity Funds, since 1988.

Charles E. Childs, III, Senior Vice President, Age: 39

Vice President - Administration and formerly Assistant Vice President and Associate of the Administrator since 1987; Vice President or Assistant Vice President of the Money Funds since 1988; Northeastern University, 1986-1987 (M.B.A., 1987); Financial Analyst, Unisys Corporation, 1986; Associate Analyst at National Economic Research Associates, Inc. (NERA), a micro-economic consulting firm, 1979-1985.

Diana P. Herrmann, Vice President, Age: 38

Senior Vice President and Secretary and formerly Vice President of the Administrator since 1986 and Director since 1984; Trustee of Tax-Free Trust of Arizona and Tax-Free Trust of Oregon since 1994 and of Churchill Tax-Free Fund of Kentucky and Churchill Cash Reserves Trust since 1995; Vice President of InCap Management Corporation since 1986 and Director since 1983; Vice President and formerly Assistant Vice President of the Money Funds since 1986; Assistant Vice President of Oxford Cash Management Fund, 1986-1988; Assistant Vice President and formerly Loan Officer of European American Bank, 1981-1986; daughter of the Trust's President; Trustee of the Leopold Schepp Foundation (academic scholarships) since 1995; actively involved in mutual fund and trade associations and in college and other volunteer organizations.

William C. Wallace, Vice President, Age: 61

Vice President of Pacific Capital Cash Assets Trust since 1984; Senior Vice President of Hawaiian Tax-Free Trust since 1985 and Vice President, 1984-1985; Senior Vice President of Tax-Free Trust of Arizona since 1989 and Vice President, 1986-1988; Vice President of Tax-Free Trust of Oregon since 1986, of Churchill Tax-Free Fund of Kentucky and Tax-Free Fund of Colorado since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Narragansett Insured Tax-Free Income Fund since 1992; Secretary and Director of STCM Management Company, Inc. since 1974; President of the Distributor since 1995 and formerly Vice President of the Distributor, 1986-1992; Member of the Panel of Arbitrators, American Arbitration Association, since 1978; Assistant Vice President, American Stock Exchange, Market Development Division, and Director of Marketing, American Gold Coin Exchange, a subsidiary of the American Stock Exchange, 1976-1984.

John M. Herndon, Vice President and Assistant Secretary, Age: 56

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995 and Vice President of the Aquila Money-Market Funds since 1990; Vice President of the Administrator since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

John W. Cody, Vice President, Age: 53

Vice President of the Administrator since 1995; Vice President of Prime Cash Fund and Narragansett Insured Tax-Free Income Fund since 1995; Vice President and formerly Assistant Vice President of National Westminster Bank NJ (and its predecessor, First Jersey National Bank) 1985-1994; Vice President of SCA, Inc., a computer software firm specializing in banking systems, 1983-1984; Second Vice President, and various other official positions, of Savings Banks Trust Company 1962-1983; Secretary of Institutional Investors Mutual Fund, Inc. and M.S.B. Fund, Inc., (for which Savings Banks Trust Company was investment adviser) 1969-1983.

Rose F. Marotta, Chief Financial Officer, Age: 72

Chief Financial Officer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1991 and Treasurer, 1981-1991; formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash Management Fund, 1982-1988; Treasurer of InCap Management Corporation since 1982, of the Administrator since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer, Age: 60

Treasurer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary, Age: 56

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.

Patricia A. Craven, Assistant Secretary & Compliance Officer, Age:
29

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995; Counsel to the Administrator and the Distributor since 1995; formerly a Legal Associate for Oppenheimer Management Corporation, 1993-1995.

     The shares listed above for Mr. Herrmann are held as follows:
169,189 shares are held jointly with Elizabeth B. Herrmann, his wife, 87,904 shares are held of record and beneficially by Elizabeth B. Herrmann, 1,367 shares are held of record by the Administrator and 105,052 shares are held of record by the Distributor.

Compensation of Trustees

       The Trust does not pay fees to Trustees affiliated with the Administrator or to any of the Trust's officers. During the fiscal year ended June 30, 1995, the Trust paid $19,660 in fees and reimbursement of expenses to its other Trustees. The Trust is one of the funds in the Aquilasm Group of Funds, which, during that period, consisted of 14 funds (tax-free municipal bond funds, money market funds and an equity fund). The following table lists the compensation of all Trustees who received compensation from the Trust and the compensation they received during the Trust's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Trust or any of the other funds in the Aquila group.


                                   Compensation        Number of
                                   from all            boards on
               Compensation        funds in the        which the
               from the            Aquilasm            Trustee
Name           Trust               Group               serves

Paul Y.
Clinton        $1,862              $10,024             2

Robert L.
Krakoff        $1,050              $1,800              2

Theodore T.
Mason          $514                $40,957             8

Anne J.
Mills          $1,515              $28,524             6

Cornelius T.
Ryan           $2,613              $10,026             2



Information about STCM, Aquila and the Distributor

     STCM Management Company, Inc. (the "Adviser") supervises the investment program of the Trust and the composition of its portfolio. The Adviser formerly acted as the Trust's sub-adviser. Aquila Management Corporation, the Trust's Administrator, is administrator to the Aquilasm Group of Funds which consists of money market funds, tax-free municipal bond funds and an equity fund. As of December 31, 1995, these funds had aggregate assets of approximately $2.7 billion, of which approximately $900 million consisted of assets of money market funds. The Administrator, which was founded in 1984, is controlled by Mr. Lacy B. Herrmann (directly, through a trust and through share ownership by his wife).

     During the fiscal year ended June 30, 1995, the Trust accrued $3,924 in favor of the Adviser under the Advisory Agreement and $2,943 in favor of the Administrator under the Administration Agreement. All such fees were waived. The expense limitation provisions in the Advisory and Administration Agreements in effect, would in any event have precluded any of such fees during the last fiscal year. For the fiscal year ended June 30, 1995, the Administrator reimbursed the Trust for expenses in the amounts described above.

     STCM has outstanding 7,000 shares of voting common stock. The only persons owning 10% or more of such shares are as follows:
1,745 shares are owned by Mrs. Elizabeth B. Herrmann (wife of the President of STCM), 1,005 shares by Mrs. Carol W. Mason (wife of Theodore T. Mason), 805 shares by William C. Wallace, 805 shares by Marvin J. Price, and 1,565 shares by Rose F. Marotta. STCM also has outstanding a class of preferred stock and a class of non-voting common stock.

     The principal executive officer of STCM is Lacy B. Herrmann, President, Chairman of the Board of Directors and a director. The other directors are Rose F. Marotta, Theodore T. Mason and William
C. Wallace. Their addresses are 380 Madison Avenue, Suite 2300, New York, NY 10017.

     Certain officers of Aquila are also officers of STCM. During the Trust's last fiscal year, and continuing through the present time, Aquila has assisted STCM in the payment of various operating expenses through inter-company borrowings without interest. Aquila has agreed that it will provide additional funding to STCM as necessary to cover operating expenses and other financial commitments and will provide personnel and equipment support to STCM at no charge until such time as STCM is able to meet its obligations as they become due.

     The Distributor currently handles the distribution of the shares of thirteen funds (five money market funds, seven tax-free municipal bond funds and an equity fund) including the Trust. Under the Distribution Agreement, the Distributor is responsible for the payment of certain printing and distribution costs relating to prospectuses and reports as well as the costs of supplemental sales literature, advertising and other promotional activities. All of the shares of the Distributor are owned by Mr. Herrmann.

     At the date of this proxy statement, there is a proposed transaction whereby all of the shares of the Distributor, which are currently owned by Mr. Herrmann, will be owned by certain directors and/or officers of the Administrator and/or the Distributor, including Mr. Herrmann.

Other Information on Trustees

     The Trustees have appointed an Audit Committee consisting of all of the Trustees (the "Independent Trustees") who are not "interested persons," as that term is defined in the 1940 Act. The Committee (i) recommends to the Board of Trustees what firm of independent auditors will be selected by the Board of Trustees (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and (iii) reviews the adequacy of the Trust's internal accounting procedures and controls. The Committee held one meeting during the Trust's last fiscal year. The Board of Trustees does not have a nominating committee. During the Trust's last fiscal year, the Board of Trustees held four meetings. All Trustees were present at least 75% of the total number of Board and (if such Trustee was a member of that Committee) Audit Committee meetings.

                  RATIFICATION OR REJECTION OF
                SELECTION OF INDEPENDENT AUDITORS
                        (Proposal No. 1)

     KPMG Peat Marwick LLP has been selected by the Trust's Board of Trustees, including a majority of the Independent Trustees, as the Trust's independent auditors for the fiscal year ending June 30, 1996; such selection is submitted to the shareholders for ratification or rejection.

     The firm has no direct or indirect financial interest in the Trust, the Trust's Adviser or the Trust's Administrator. It is expected that representatives of the firm will not be present at the meeting but will be available should any matter arise requiring their presence.

                           RECEIPT OF
                      SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Trust's proxy statement and proxy card for a particular annual meeting. One of these conditions relates to the timely receipt by the Trust of any such proposal. Under these rules, proposals submitted for inclusion in the proxy material for the Trust's next annual meeting after the meeting to which this Proxy Statement relates must be received by the Trust not less than 120 days before the anniversary of the date stated on the first page of this Proxy Statement relating to the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting; if so, the Trust will so advise you.

     The fact that the Trust receives a shareholder proposal in a timely manner does not insure its inclusion in the Trust's proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                         OTHER BUSINESS

     The Trust does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.

                  CAPITAL CASH MANAGEMENT TRUST

          PROXY FOR SHAREHOLDERS MEETING JUNE 26, 1996

            PROXY SOLICITED ON BEHALF OF THE TRUSTEES

     The undersigned shareholder of Capital Cash Management Trust (the "Trust") does hereby appoint LACY B. HERRMANN and EDWARD M. W. HINES, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Trust to be held at the offices of the Trust, 380 Madison Avenue, Suite 2300, New York, New York 10017 on June 26, 1996, at 10:00 a.m. local time, and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

     MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR THE PROPOSAL LISTED BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR IF NO CHOICE IS INDICATED.

     As to any other matter said attorneys shall vote in accordance with their best judgment.

     Please indicate your vote by an "X" in the appropriate box below

1.        Election of Trustees---.
                __
               [__]       FOR all nominees listed below
                __
               [__]       VOTE WITHHELD for all nominees listed
                               below

(Instructions: To withhold authority to vote for any one or more of the nominees, strike a line through the name of that nominee or the names of such nominees in the list below.)

     LACY B. HERRMANN; THEODORE T. MASON; PAUL Y. CLINTON;
       ROBERT L. KRAKOFF; ANNE J. MILLS; CORNELIUS T. RYAN


2.     Action on selection of KPMG Peat
       Marwick LLP as independent auditors
                               __           __            __
(Proposal No. 1)          FOR [__] AGAINST [__]  ABSTAIN [__]



          Dated:  ____________  ______, 1996
                     Month        Day




__________________________________
                   SIGNATURE(S)


__________________________________
                    SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.